UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2019

RigNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35003	76-0677208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15115 Park Row Blvd, Suite 300 Houston, Texas	77084-4947
(Address of principal executive offices)	(Zip Code)

(281) 674-0100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol (s)	Name of each Exchange on which Registered
Common Stock, $0.001 par value per share	RNET	NASDAQ

Item 1.01.	Entry into a Material Definitive Agreement

On April 29, 2019, RigNet Serviços de Telecomunicações Brasil Ltda., a limited liability company organized under the laws of Brazil (“RigNet Brazil”). RigNet, Inc., a Delaware corporation and the indirect parent of RigNet Brazil (“RigNet”), Intelie Soluções Em Informática S.A., a company organized under the laws of Brazil (“Intelie”), and each of the shareholders of Intelie (the “Sellers”), entered into that certain Second Amendment (the “Amendment”) to the Share Purchase and Sale Agreement and Other Pacts dated as of January 15, 2018 (the “Purchase Agreement”). Under the terms of the Amendment, the parties clarified the calculation of certain contingent consideration, but did not change the amount or form of consideration that could be paid pursuant to the Purchase Agreement.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the First Amendment, a copy of which is attached hereto as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

10.1	First Amendment to the Share Purchase and Sale Agreement between RigNet, Inc. and the shareholders of Intelie Solucoes Em Informatica S.A. dated January 15, 2018

10.2	Second Amendment to the Share Purchase and Sale Agreement between RigNet, Inc. and the shareholders of Intelie Solucoes Em Informatica S.A. dated January 15, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2019

RIGNET, INC.

By:	/s/ Brad Eastman
Brad Eastman
Senior Vice President & General Counsel

3